FS Investment Corporation 8-K

Exhibit 10.4

AMENDED AND RESTATED CONFIRMATION

The purpose of this confirmation, dated as of February 15, 2012 (the “Confirmation”), is to amend and restate the terms and conditions of the confirmation dated July 21, 2011 (the “Original Confirmation”) in respect of the terms of a series of repurchase transactions (each, a “Series Transaction”) between JPMorgan Chase Bank, National Association, London branch (“JPMCB”) and Race Street Funding LLC (“Race Street”).  This Confirmation supplements, forms a part of and is subject to the Global Master Repurchase Agreement, dated as of July 21, 2011, between JPMCB and Race Street (as amended and supplemented from time to time, the “Master Agreement”) and supersedes the Original Confirmation in its entirety.  Except as expressly modified hereby, all provisions contained in, or incorporated by reference into, the Master Agreement shall govern this Confirmation and the Series Transactions.  In the event of any inconsistencies between the Master Agreement and this Confirmation, this Confirmation will govern. This Confirmation shall become effective, and shall amend and restate the Original Confirmation, in each case as of February 15, 2012 (the “Amendment Date”).  Capitalised terms not defined herein have the meaning ascribed to them in the Master Agreement.

Contract Date	July 21, 2011
Purchased Securities
The Class A Floating Rate Notes, due 2021, with a maximum principal amount of up to USD 560,000,000 (the “CLO Notes”), issued by Locust Street Funding LLC (the “CLO Issuer”) under the Indenture, dated as of July 21, 2011 and as amended by the Supplemental Indenture No. 1 dated as of February 15, 2012 (the “CLO Indenture”), between the CLO Issuer and Citibank, N.A., as trustee (the “CLO Trustee”).

CUSIP, ISIN or Other Identifying Number:	For Purchased Securities, as set forth below:
	Class	CUSIP
		Global Note	144A
	Class A Notes	540141 AA6
The CLO Notes, whether in Global Note form or 144A transferable, will be treated as fungible.
Buyer:	JPMCB
Seller:	Race Street
Purchase Date:
The Purchase Date for the initial Series Transaction will be the CLO Closing Date and any Ramp-up Date and the Purchase Date for each subsequent Series Transaction will be each succeeding CLO Payment Date up to and including the Final Purchase Date.  The Seller shall deliver the Purchased Securities on each Purchase Date; and the Buyer will purchase the Purchased Securities on each such Purchase Date, subject only to (i) no Series Transaction having previously been terminated due to an Event of Default and (ii) unless the Buyer, in its sole discretion, waives such condition, the condition that no Excess Paydown Event have occurred.

On each date (each, a “Ramp-up Date”) during the term of the initial Series Transaction on which the CLO Issuer increases the aggregate outstanding principal amount of the CLO Notes, subject to prior notice from the Seller to the Buyer of the occurrence of the relevant Ramp-up Date, the parties shall enter into an additional Series Transaction with respect to which the Purchased Securities will be the CLO Notes to the extent of such increase and for which the Purchase Date will be the Ramp-up Date.

Excess Paydown Event:
An Excess Paydown Event will occur if on any Purchase Date the aggregate amount of principal payments with respect to the CLO Notes since the initial Purchase Date (including payments on that Purchase Date) exceeds the “Reduction Threshold” set forth below for the relevant period

Reduction Threshold	Period from but excluding the Repurchase Date in	To and including the Repurchase Date in	Reduction Threshold
	Initial Purchase Date	January 2013	USD 0.00
	January 2013	July 2013	USD 100,000,000.00
	July 2013	January 2014	USD 175,000,000.00
	January 2014	July 2014	USD 250,000,000.00
	July 2014	January 2015	USD 325,000,000.00
CLO Closing Date	The “Closing Date” as defined on the CLO Indenture.
CLO Payment Date	The “Payment Date” as defined in the CLO Indenture.
Final Purchase Date:
The CLO Payment Date falling in April, 2015;

unless the Final Repurchase Date occurs prior to the Scheduled Final Repurchase Date (in which case the Final Purchase Date will be the Purchase Date preceding the Final Repurchase Date).

Final Repurchase Date
The final Repurchase Date, which will be the earlier of:

(a) the date on which the aggregate outstanding principal amount of the CLO Notes, after giving effect to principal payments on that date, is equal to zero; and
(b) the CLO Payment Date falling in July, 2015 (the “Scheduled Final Repurchase Date”):

Purchase Price:
For any Purchase Date, (i) the aggregate outstanding principal amount of the CLO Notes divided by the Margin Ratio (equating to a Purchase Price at 71.428571428% of outstanding principal amount of the CLO Notes), or (ii) solely in the case of a Purchase Date resulting from a Ramp-up Date, the relevant increase in the outstanding principal amount of the CLO Notes divided by the Margin Ratio (equating to a Purchase Price at 71.428571428% of the increase in the outstanding principal amount of the CLO Notes).

Margin Ratio:	140%.
Contractual Currency:	USD
Repurchase Date:	For any Series Transaction, the CLO Payment Date immediately following the Purchase Date for that Series Transaction.
Pricing Rate:	For any Series Transaction, the Pricing Rate will be LIBOR plus Spread, on an Actual/360 basis.
LIBOR:
The percentage rate per annum for deposits in US Dollars for a period equal to the Relevant Tenor which appears on the Reuters Screen LIBOR01 (or a successor page) fixed by the BBA as at 11:00 a.m. (London time) on the Fixing Date or, if such rate does not appear thereon (or the Buyer determines such rate is inaccurate or not properly reflective of market conditions), the arithmetic mean of the offered quotations on the Fixing Date of four major banks in London designated by the Buyer to prime banks in the London interbank market for US Dollar deposits in Europe having a maturity equal to the Relevant Tenor.

If there is no posting on Reuters Screen LIBOR01 for a period equal to the Relevant Tenor (as would be the case for a Purchase Date occurring on a Ramp-up Date due to the relevant increase in the aggregate outstanding principal amount of the CLO Notes), then LIBOR will be determined based on linear interpolation between the next longer and shorter tenor so posted.

Relevant Tenor:
Three months, except that for the initial Series, the Relevant Tenor will be the period from and including the CLO Closing Date or Ramp-up Date, as applicable, to but excluding the initial Repurchase Date.

Fixing Date:
The second London Business Day prior to the Purchase Date for the relevant Series Transaction. For purposes of the foregoing, a “London Business Day” is a day on which commercial banks are open for general business (including dealings in foreign currency deposits) in London.

Spread:	3.25% (325 basis points) per annum
Price Differential:	In addition to the amount defined in paragraph 2(ii) of the Master Agreement, the Price Differential will be increased by any Breakage payable by Seller.
Breakage:
(a) for any Repurchase Date with respect to which there is no Principal Paydown, zero and

(b) breakage of 125 basis points per annum present valued, determined as follows: for any Repurchase Date with respect to which there is a Principal Paydown (including a Repurchase Date resulting from an Event of Default hereunder) (a “Breakage Date”), an amount, determined by the Buyer in good faith, equal to the present value, discounted at the applicable Swap Rate, of (i) 1.25% per annum multiplied by (ii) 71.428571428% of the Principal Paydown multiplied by (iii) a fraction, the numerator of which is the number of days from and including the associated Breakage Date to but excluding the Scheduled Final Repurchase Date and the denominator of which is 360 (the “Discounted Payment”).

Principal Paydown:
(a) for any Repurchase Date not resulting from an Event of Default hereunder, the Principal Paydown will equal the aggregate principal amount of the CLO Notes to be redeemed pursuant to the CLO Indenture;

(b) for any Repurchase Date resulting from an Event of Default hereunder, the Principal Paydown will be equal to the Class A Maximum Principal Amount (as defined in the CLO Indenture) minus any principal payments previously made on the CLO Notes; and

(c) for any Repurchase Date on which a Purchase Date does not occur due to an Excess Paydown Event, the Principal Paydown will be equal to the aggregate outstanding principal amount of the CLO Notes.

Swap Rate:
For any Breakage Date and any Discounted Payment, except as provided below, the annual swap rate (expressed as a percentage per annum) for a United States Dollar denominated interest rate swap transaction with a maturity  equal to the Discounted Tenor which appears on the Reuters Page ISDAFIX1 or any successor page (the “CMS-Screen Page”)  as of 11:00 a.m. (New York time) on the Pricing Date, all as determined by Buyer. If there is no quotation for a period corresponding to the Discounted Tenor, then the Swap Rate for the relevant Breakage Date and Discounted Payment will be determined by linear interpolation.

If at such time the CMS-Screen Page is not available or if no swap rate appears, the relevant rate will be a percentage rate per annum determined on the basis of the mid-market semi-annual interest rate swap rate quotations provided by five leading swap dealers in the New York City interbank market ("Reference Banks") selected by Buyer at approximately 11:00 a.m. (New York time) on the Pricing Date.  For this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating United States Dollar interest rate swap transaction with a term equal to the Discounted Tenor commencing on that day and in an amount equal to the applicable Principal Paydown with an acknowledged dealer of good credit in the United States Dollar interest rate swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a maturity of three months.  Buyer will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate.  If at least three quotations are provided, the Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).  If less than three quotations are provided, Buyer will determine the Swap Rate at its sole discretion, acting in good faith and in accordance with standard market practice.

For purposes of the foregoing, for any particular Discounted Payment, the “Discounted Tenor” will mean the period from and including the relevant Breakage Date to but excluding the Scheduled Final Repurchase Date.  For purposes of the foregoing, for any given Breakage Date, the “Pricing Date” will be the second Dealing Day prior to the relevant Breakage Date.

Equivalent Securities:
For the avoidance of doubt, with respect to Purchased Securities (and without limiting the applicability of 2(t)(B) or the second sentence of 2(s)), only the CLO Notes (or, where applicable, Distributions in respect thereof) will be considered to be “equivalent to” the CLO Notes.

Additional Terms:
Market Value of the CLO Notes:
The Market Value with respect to the CLO Notes shall be equal to the following:  (a) so long as the CLO Collateral Value is greater than or equal to 104.28571% of the aggregate principal amount of the CLO Notes, then the Initial MV Percentage multiplied by the then-current principal amount of the CLO Notes and (b) otherwise, the Initial MV Percentage multiplied by the then-current principal amount of the CLO Notes minus the difference between (x) 104.28571% of the aggregate principal amount of the CLO Notes and (y) the CLO Collateral Value.

“Initial MV Percentage” means the percentage of par determined by dividing the market value of the CLO Note (as determined by Buyer) at the initial Purchase Date or any Ramp-up Date, as applicable, (which, for this purpose, will be a “clean” price excluding accrued interest) by the principal amount of such CLO Note at that date.

"CLO Collateral Value" means, on any date of determination, the sum of: (i) with respect to each Pledged Obligation held by the CLO Issuer that is a Senior Secured Loan or a Second Lien Loan, the aggregate outstanding amount of such Pledged Obligation multiplied by, (1) (x) the average of the indicative bid-side price (expressed as a percentage) for such Pledged Obligation obtained by Buyer from Reuters Loan Pricing Corporation or LoanX, or (y) if only one such indicative bid-side price is available, such  indicative bid-side price (expressed as a percentage) or (2) if Buyer determines that neither of such indicative prices is available or that neither of such prices is indicative of the actual current market price of the Pledged Obligation, then the indicative bid-side price (expressed as a percentage) from the loan trading desk of Buyer; (ii) with respect to any other Pledged Obligation (other than Cash) held by the CLO Issuer, the aggregate outstanding amount of such Pledged Obligation multiplied by the market value (expressed as a percentage) of such Pledged Obligation as determined by the Buyer in good faith and in a commercially reasonable manner; and (iii) with respect to any Cash held by the CLO Issuer (at such time based on the information most recently made available to the parties by the CLO Trustee), the amount of such Cash.

The market value price determined by Buyer pursuant to clauses (i)(2) and (ii) above is referred to herein as the “JPMCB Determined Price”.

Seller, acting in good faith and in a commercially reasonable manner, may dispute the JPMCB Determined Price of some or all of the Pledged Obligations for purposes of any Margin Transfer to Buyer by Seller under paragraph 4 of the Master Agreement, if the following conditions are satisfied: (i) the Seller shall make all Margin Transfers required of it in accordance with paragraph 4 of the Master Agreement and (ii) if no Event of Default has occurred and is continuing with respect to Seller, then by no later than 10:00 a.m. (New York time) on the next Dealing Day, Seller may obtain a firm bid for the full amount of the relevant Pledged Obligation from an Independent Dealer (an “Independent Bid”).  The Independent Bid must be maintained by the Independent Dealer and actionable for the Buyer before 12:00 p.m. (New York time) on such Dealing Day.  If Seller obtains an Independent Bid and submits to the Buyer evidence of such Independent Bid no later than 10:00 a.m. (New York time) on such Dealing Day, then such Independent Bid (subject to any “Bid Disqualification Condition” as defined below) shall be used to determine the Market Value of such Pledged Obligation for the purposes of paragraph 4 of the Master Agreement (the “Dispute Determined Price”) and the determination of any Margin Securities to be delivered or any Equivalent Margin Securities to be redelivered (in each case, no later than 5:00 p.m. (New York time) on such Dealing Day) in respect of the price established on such Dealing Day shall be based on such Dispute Determined Price.

“Independent Dealers” means Bank of America/Merrill Lynch, Barclays Bank, BNP Paribas, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, Morgan Stanley, Nomura, Royal Bank of Scotland, UBS, any affiliate of any of the foregoing and any other third party mutually agreed to by Buyer and Seller, but in no event including Seller or any affiliate of Seller.

“Dealing Day” shall mean a day other than a Saturday, Sunday or day on which the Securities Industry and Financial Markets Association recommends that there be no trading in US dollar-denominated government securities, mortgage- and asset-backed securities, over-the-counter investment-grade and high-yield corporate bonds, municipal bonds and secondary money market trading in bankers’ acceptances, commercial paper and USD and Euro certificates of deposit.

“Bid Disqualification Condition” means that Buyer shall be entitled to disregard as invalid any Independent Bid submitted by any Independent Dealer if, in Buyer's good faith judgment: (i) such Independent Dealer is ineligible to accept assignment or transfer of the relevant Pledged Obligation or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Pledged Obligation, as reasonably determined by Buyer; or (ii) such firm bid or such firm offer is not bona fide due to the insolvency of the Independent Dealer or that, as of the relevant Resolution Determination Date, the Buyer determines in good faith that such Independent Dealer is in default under purchase contracts for assets similar to the Pledged Obligations in an aggregate amount in excess of USD 250,000,000.

The foregoing will not operate in derogation of the obligation to make additional incremental Margin Transfers in respect of any later demands.

The JPMCB Determined Price or Dispute Determined Price for any Pledged Obligation that is under contract to be sold by the CLO Issuer will not exceed the sales price to be received by the CLO Issuer under the relevant sale contract.

It is understood and agreed that the definition of “Market Value” set forth above is not intended to and does not track the definition of “Market Value” set forth in the CLO Indenture.

No Substitution:	In accordance with paragraph 8(a), substitution is at Buyer’s sole discretion.
Additional Event of Default:
In addition to the Events of Default specified in the Master Agreement, the following shall also constitute an Event of Default (as to which Seller will be the Defaulting Party) for so long as any Series Transaction under this Confirmation is outstanding:

(x) Any CLO Event of Default shall have occurred and be continuing, (y) the occurrence of “cause” under the Collateral Management Agreement (as defined in the CLO Indenture), or  (z) a breach of any of the covenants contained in Section 9(j) of Seller’s LLC Agreement shall have occurred and be continuing and, in either case of (x), (y) or (z), the non-Defaulting Party serves a notice on the Defaulting Party. For purposes of the foregoing, the Seller will be the Defaulting Party and the Buyer will be the non-Defaulting Party.

CLO Event of Default:	An “Event of Default” as defined in the CLO Indenture.
Additional Representation of Race Street:
As of the initial Purchase Date, Race Street represents that the Final Repurchase Date is a date certain calculated as follows:

(i) if the expected weighted average final amortisation of the Purchased Securities (the "Expected Amortisation Date") will occur 5 years or more after the initial Purchase Date for the Purchased Securities, the earlier of the date on which 80% of the number of days occurring between the initial Purchase Date for such Purchased Securities and the Expected Amortisation Date have lapsed or the date on which 20% or less of the initial principal amount of the Purchased Securities is outstanding, and

(ii) if the Expected Amortisation Date will occur more than one but less than five years after the initial Purchase Date for the Purchased Securities, the earlier of the date occurring one year prior to the Expected Amortisation Date or the date on which 20% or less of the initial principal amount of the Purchased Securities is outstanding.

Application of Payments:
Notwithstanding anything to the contrary in the Agreement, payments under the CLO Notes (whether Income or Distributions) received on a Repurchase Date will be applied in the following order:

first, to payment of the Repurchase Price;

second, to any unpaid Margin Transfer amounts owing from Seller to Buyer which would exist after giving effect to repayment of the maturing repurchase transaction and entry into the new repurchase transaction; and

third, with respect any remaining amounts (x) prior to the occurrence of an Event of Default or potential Event of Default, to the Seller or (y) after the occurrence of an Event of Default or potential Event of Default, Buyer will be entitled to retain any Income or Distribution as additional Margin.

Acknowledgement by Race Street:
For the avoidance of doubt, and not to be construed in derogation of the conveyance of the Purchased Securities hereunder, Seller acknowledges that all of Seller’s interest in the Purchased Securities shall pass to Buyer on each Purchase Date and, unless otherwise agreed by Buyer and Seller, (i) nothing in this Confirmation shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, (ii) at all times prior to the Final Purchase Date, Buyer shall have the sole right to vote and exercise all other rights and privileges of a holder of the CLO Notes, including, but not limited to, the rights to accelerate and order disposition of assets and the rights set forth in Sections 7.20 and 7.21 of the CLO Indenture, in each case in accordance with the relevant provisions of the CLO Indenture; provided that, so long as no Event of Default or potential Event of Default has occurred and is continuing, the Seller, and not the Buyer, shall be entitled to exercise the rights set forth in Section 7.20 of the CLO Indenture, and (iii) Buyer will be entitled to receive all payments under the Purchased Securities subject to paragraph 5 of the Agreement and the Application of Payments.

Seller further acknowledges and agrees that (x) neither JPMCB nor any of its affiliates have acted in any placement agent, underwriter or arranger capacity with respect to the Purchased Securities, and (y) following the earlier of (1) the end of the Initial Investment Period (as defined in the CLO Indenture) and (2) the date on which the CLO Notes have been increased to their respective Maximum Principal Amount (as defined in the CLO Indenture), JPMCB may convert the Purchased Securities from certificated to book-entry securities and, in connection with such conversion, JPMCB may, itself or through any of its affiliates, coordinate with Depository Trust Company (“DTC”) (including by completing any required DTC documentation) to facilitate such conversion; it being agreed, for the avoidance of doubt, that JPMCB's or its affiliate's role in the conversion of the Purchased Securities is merely for administrative convenience and, notwithstanding any provisions in the required DTC documentation, shall in no event imply that JPMCB or its affiliate have performed or are performing any role as placement agent, underwriter or arranger with respect to the Purchased Securities.

Tax Treatment	The parties agree that each Series Transaction shall be treated as a loan by the Buyer to the Seller for federal, state and local income and franchise tax purposes.

This Confirmation may not be amended except in writing signed by both parties.

This Confirmation may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Confirmation by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Confirmation.  In relation to each counterpart, upon Confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Confirmation, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

Please confirm your acceptance of the terms and conditions of this Confirmation by signing and returning the attached duplicate.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH	RACE STREET FUNDING LLC
By: /s/ Louis J. Cerrotta	By: /s/ Gerald F. Stahlecker
Name: Louis J. Cerrotta Title: Executive Director	Name: Gerald F. Stahlecker Title: Executive Vice President